UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

CEVA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-49842	77-0556376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 514-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On December 21, 2007, CEVA, Inc. (the “Company”) issued a press release announcing the divestment of its ownership stake in GloNav Inc. (“GloNav”) following GloNav’s acquisition by NXP Semiconductors. The acquisition, which also was announced today, was for an initial cash payment of $85 million, plus up to $25 million in cash payable contingent upon GloNav reaching certain revenue and product development milestones over the next two years. The deal is expected to close in the first quarter of 2008, subject to regulatory approvals. The Company’s ownership stake in GloNav is 19.9% on a fully diluted basis.

A copy of the press release, dated December 21, 2007, is attached and filed herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of CEVA, Inc., dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: December 21, 2007

By: /s/ Yaniv Arieli
       Yaniv Arieli
       Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of CEVA, Inc., dated December 21, 2007.